UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

RESORT SAVERS, INC.
(Name of Registrant As Specified In Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
JULY 16, 2015

RESORT SAVERS, INC.
Room 1309 Wanjun Jingmao Bldg.
No. 21 Baoxing Road
Boa An Central, Shenzen, China 518133

GENERAL INFORMATION

This Information Statement has been filed with the U.S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.0001 per share (the "Common Stock"), of Resort Savers, Inc. a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

(1)
On or about July 14, 2015, the Company received written consents in lieu of a meeting of shareholders from Stockholders owning a majority of the issued and outstanding shares of the Company's voting securities authorizing the Company's board of directors (the "Board") to amend our certificate of incorporation in the State of Nevada to increase the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time to one billion (1,000,000,000) shares of common stock, par value $0.0001 (the "Common Stock").

(2)	On July 14, 2015, the Board approved the increase in our authorized shares of common. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on July 16, 2015, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July 16, 2015, to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission").  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the period ended April 30, 2015;
2.	Annual Reports on Form 10-K for the years ended January 31, 2015 and 2014;

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND
QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company's 1934 Act Filings, as filed with the Commission are available upon written request and without charge to shareholders by writing to the Company c/o, President, Room 1309 Wanjun Jingmao Building, No. 21 Baoxing Road, Boa An Central, Shenzen, China 518133, or by calling telephone number (0086) 0755-23106825.  A copy of any and all information that has been incorporated by reference into this information statement shall be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one 1934 Act Filing may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the annual report or quarterly report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Resort Savers, Inc. at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of annual reports or quarterly reports if they are receiving multiple copies of 1934 Act Filings by directing such request to the same mailing address.

All 1934 Act Filings are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of July 15, 2015, the Company had 67,142,315 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On July 14, 2015, the holders of 36,134,727 shares of the Company's Common Stock executed and delivered to the Company written consents approving the actions set forth herein.  Since the action has been approved by the holders of the majority of the issued and outstanding voting shares of the Company, no proxies are being solicited with this Information Statement.  The Board adopted resolutions approving the actions set forth herein on July 14, 2015.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share, and 15,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common Stock

As of July 15, 2015, 67,142,315 shares of common stock are issued and outstanding and held by 130 stockholders.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  There are no issued and outstanding shares of preferred stock.

Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no warrants to purchase our securities outstanding.

Options

There are no options to purchase our securities outstanding.  We may in the future establish an incentive stock option plan for our directors, employees and consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on July 15, 2015, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Zhou Gui Bin	2,367,330 shares (Direct Ownership)	3.53%
Zhou Wei	2,367,330 shares (Direct Ownership)	3.53%
Zong Xin International Investment Holdings Co., LTD	16,367,340 shares	24.38%
Directors and Executive Officers as a Group(1) (2 individuals)	21,102,000 common shares	31.44%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 15, 2015.  As of July 15, 2015, there were 67,145,315 shares of our company's common stock issued and outstanding.

DISSENTER'S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue ("NRS") which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

No officer or director, or any nominee for such, has any substantial interest, direct or indirect, by security holdings or otherwise.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.

Corporate Overview

Resort Savers, Inc. is a developmental stage company, incorporated in the State of Nevada on June 25, 2012. Our fiscal year end is January 31. The company's administrative address is Room 1309 Wanjun Jingmao Building, No. 21 Baoxing Road, Boa An Central, Shenzen, China 518133 and the telephone number is 0086-0755-23106825.

From January 2015 through March, 2015, the Company, by and through its wholly-owned subsidiary, Xing Rui International Investment Holding Group, Ltd. purchased a 20% equity stake in Worx America, Inc. ("Worx", a private company based in Houston, Texas.  Worx designs automated solutions for industrial, environmental and energy industries to improve efficiency and systems output.  The Worx automated robotic tank cleaning system reduces tank cleaning time, reduces or eliminates the need for personnel to enter tanks, and may reduce the volume of solvents used to clean a tank. Actual results vary from tank to tank and may involve variables including the product in the tank, physical condition of the tank such as corrosion, or amount of sludge accumulated.  Worx is currently refining its product line to improve speed and efficiency.  Our investment in Worx has facilitated this development. We hope that our investment into what we believe is an important technology will give us early access to the technology, establish relationships in the industry, and allow us to assist Worx with the launch of its commercial products in China and other parts of Asia.

On May 12, 2015, the Company, by and through its wholly-owned subsidiary, Xing Rui International Investment Holding Group, Ltd., signed a Definitive Letter of Intent with the stockholders of Kashi Jinju Colour Printing Packaging Co. LTD., a Peoples Republic of China corporation ("Kashi Jinju").  The stockholders of Kashi Jinju and the Company intend to enter into a share exchange, wherein the stockholders of Kashi Jinju will exchange 80% of the issued and outstanding shares of stock of Kashi Jinju for 32,000,000 shares of Resort Savers common stock.  As of the date of this report, no shares have been exchanged,

We are also seeking additional global investment opportunities in emerging companies with products that have potential for expanding regional and international sales and revenues.  We currently do not have any employees.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the period ended April 30, 2015, together with notes thereto, which are included in this report.

Results of Operations

We have generated no revenues since inception and have incurred $152,516 expenses and $62,000 other comprehensive loss through April 30, 2015.

The following table provides selected balance sheet data about our company for the period ended April 30, 2015 and the year ended January 31, 2015.

	April 30, 2015	January 31, 2015
Cash	$-	$1,300,000
Total Assets	$1,907,308	$1,650,000
Total Liabilities	$11,984	$7,416
Stockholders' Equity	$1,895,324	$1,642,584

The following summary of our results of operations, for the quarter ended April 30, 2015 and April 30, 2014.
	Three months ended
	April 30,
	2015	2014
Revenue	$-	$-
Operating Expenses
General and administrative	1,500	45
Professional fees	28,673	13,595
Total Operating Expenses	30,173	13,640
Loss from Operations	(30,173)	(13,640)
Other expense
Equity loss on unconsolidated affiliate investment	(30,692)	-
Total other expense, net	(30,692)	-
Provision for income taxes	-	-
Net Loss	$(60,865)	$(13,640)

The following summary of comprehensive loss, for the quarter ended April 30, 2015 and April 30, 2014.
	Three months ended
	April 30,
	2015	2014
Net loss	$(60,685)	$(13,640)
Other comprehensive loss net of tax:
Unrealized loss on available-for-sale investments net of tax benefit	(62,000)	-
Comprehensive loss	$(122,685)	$(13,640)

For the three months ended April 30, 2015 and April 30, 2014

Revenues
The Company is in its development stage and did not generate any revenues during the three months ended April 30, 2015 and April 30, 2014.

Operating expenses
For the three months ended April 30, 2015, total operating expenses were $30,173, which included professional fees in the amount of $28,673 and general and administrative expenses of $1,500. For the three months ended April 30, 2014, total operating expenses were $13,640, which included professional fees in the amount of $13,595 and general and administrative expenses of $45. The increase if professional fees and general and administrative expenses were primary related to the Company's ongoing regulatory requirements.

Loss on investment
During the period ended April 30, 2015, the Company recognized $30,692 loss from its investment in Worx based on its proportionate share of Worx's net loss during March 20, 2015 to April 30, 2015.

Net loss
For the three months ended April 30, 2015, the Company had a net loss of $60,865, as compared to a net loss for the three months ended April 30, 2014 of $13,640. For the period January 25, 2012 (inception) to April 30, 2015 the Company incurred a net loss of $152,516.

Comprehensive loss
The Company also had a proportionate unrealized loss from Worx's investment held for sale of $62,000, as indicated in the statement of other comprehensive income.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

If we are unable to meet our needs for cash from either our operations, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Liquidity and Capital Resources

Working Capital

	As of April 30, 2015	As of January 31, 2015

Current Assets	$-	$1,300,000
Current Liabilities	$11,984	$7,416
Working Capital (Deficiency)	$(11,984)	$1,292,584

Cash Flows
	Three Months Ended April 30, 2015	Three Months Ended April 30, 2014
Cash Flows Used in Operating Activities	$(25,605)	$(17,595)
Cash Flows Used in Investing Activities	$(1,300,000)	-
Cash Flows from Financing Activities	$25,605	$4,995
Net Decrease in Cash During Period	$(1,300,000)	$(12,600)

As at April 30, 2015, our company's cash balance was $0 compared to $1,300,000 as at January 31, 2015. The decrease in cash was primarily due to investment on Worx.

As at April 30, 2015, our company had total liabilities of $11,984 compared with total liabilities of $7,416 as at January 31, 2015. The increase in total liabilities was attributed to a increase in accrued expenses.

As at April 30, 2015, our company had capital deficiency of $11,984 compared with working capital of $1,292,584 as at January 31, 2015. The decrease in working capital was primarily attributed to the decrease in cash.

Cash Flow from Operating Activities
During the three months ended April 30, 2015, our company used $25,605 in cash from operating activities compared to cash used by operating activities of $17,595 during the three months ended April 30, 2014.

Cash Flow from Investing Activities
During the three months ended April 30, 2015, our company used $1,300,000 in investment of Worx compared to $0 cash for investing activities during the three months ended April 30, 2014.

Cash Flow from Financing Activities
During the three months ended April 30, 2015, our company received $25,605 forgiven loan from related party compared to $4,995 proceeds from the sale of our common stock for the three months ended April 30, 2014.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE.

On December 9, 2013, (the "Dismissal Date"), we dismissed Drake Klein Messineo, CPAs, PA ("DKM") as our independent registered public accounting firm. Our Company's Board of Directors approved of the dismissal on December 9, 2013. The reports of DKM on the Company's financial statements for the year ended January 31, 2013 and for the period June 25, 2012 (inception) through January 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt as to our Company's ability to continue as a going concern.

On December 9, 2013 (the "Engagement Date"), our Company engaged Messineo & Co, CPAs LLC  ("M&Co"), as independent registered public accounting firm.  The engagement of M&Co was approved by our Company's Board of Directors on December 9, 2013.  During the year ended January 31, 2013, and through the Engagement Date, we did not consult with M&Co regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by M&Co, in either case where written or oral advice provided by M&Co would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

On January 12, 2015, the Company accepted the resignation of M&Co.  M&Co's report on the financial statements for the year ended April 30, 2014, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

Our Board of Directors participated in and approved the decision to change independent accountants.  Through the period covered by the financial review of financial statements of the quarterly period October 31, 2014, there have been no disagreements with M&Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&O, would have caused them to make reference thereto in their report on the financial statements.  Through the interim period January 12, 2015 (the date of resignation of the former accountant), there have been no disagreements with M&Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&Co would have caused them to make reference thereto in their report on the financial statements.

On January 12, 2015, the Company engaged Li and Company, PC ("LICO") of New Jersey, as its new registered independent public accountant.  During the years ended April 30, 2014, and prior to January 12, 2015 (the date of the new engagement), the Company did not consult with LICO regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by LICO, in either case where written or oral advice provided by LICO would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Item 304(a)(1)(iv) or item 304(a)(1)(v) of Regulation S-K, respectively).

On March 18, 2015, the Company accepted the resignation of LICO.  LICO did not perform an audit, and did not provide a report on the financial statements for the Company.  Our Board of Directors participated in and approved the decision to change independent accountants. Through the period from appointment on January 12, 2015, through resignation, there have been no disagreements with LICO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LICO, would have caused them to make reference thereto in their report on the financial statements.

On March 18, 2015, the Company engaged RBSM, LLP ("RBSM") as its new registered independent public accountants. During the year ended January 31, 2015, and prior to March 18, 2015 (the date of the new engagement), the Company did not consult with RBSM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by RBSM, in either case where written or oral advice provided by RBSM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

On June 18, 2015, Resort Savers, Inc. ("the Company") was notified of the resignation of its independent public accounting firm, RBSM LLP ("RBSM") effective that date. The Company's Board of Directors accepted the resignation of RBSM upon receipt of the notification and has commenced a search for a new independent accounting firm.
RBSM's report dated April 30, 2015, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.
During the Company's fiscal year ended January 31, 2015, and the subsequent period through June 18, 2015, there were no disagreements between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such year or period; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.
On July 3, 2015, Resort Savers, Inc. ("the Company") engaged Anthony Kam & Associates, Ltd ("AKAM") of Hong Kong, as its new registered independent public accountant. During the years ended April 30, 2015, and prior to July 3, 2015 (the date of the new engagement), the Company did not consult with AKAM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by AKAM, in either case where written or oral advice provided by AKAM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of common shares outstanding at any time shall be one hundred million (100,000,000) shares of common stock, $0.0001 par value.  On July 14, 2015, the Board approved an amendment to the Articles of Incorporation to authorize one billion (1,000,000,000) shares of common stock.  Each share of common stock is entitled to one vote.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company's shares of common stock which are currently authorized. On July 14, 2015 a majority of stockholders approved the amendment by written consent.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be sued as an anti-takeover devise.  However, the proposed increase in the authorized common stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.  As a consequence, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts.  The Company currently has no such provisions in any of its governing documents.

As summarized below, provisions of the Company's certificate of incorporation and bylaws and applicable provisions of the Nevada Revised Statutes may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.  These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company's control or in its management.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize an additional nine hundred million (900,000,000) shares of common stock.  Such increase is not attributable to a specific transaction, or anticipated transaction.  As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock.  The reason for the increase is to be able to use the additional common shares as a tool to attract companies to engage in mergers and acquisitions with the Company.  Additionally, we anticipate that we will have other needs for additional shares of authorized common stock in the future.  The increase in the number of authorized shares of common stock would enable us to issue additional shares of common stock from time to time as may be required for proper business purposes, such as equity incentive awards to officers, directors and employees, equity financings, business and asset acquisitions, stock splits and dividends and other corporate purposes.  We believe that now is an appropriate time to increase our authorized shares of common stock so that we will have the benefit of flexibility and agility in structuring and consummating such future issuances and transactions.

While we believe the increase in our authorized common stock contemplated by the Amendment is necessary and appropriate, there are possible disadvantages to such increases.  These disadvantages include, but are not limited to:

•	The issuance of authorized but unissued stock, through a stockholder rights plan or otherwise, could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board's desires. This proposal is not being presented with the intent that it be utilized as a takeover protection devise. The Company does not presently have a stockholder rights plan and there are no present proposals to adopt one. Additionally, the current concentration of a large percentage of our issued and outstanding common stock in the hands of the majority stockholders and other large stockholders already presents a potential deterrence to take-over attempts.
•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. Stockholders would not necessarily have the right to approve any such dilutive issuance.

The general effect upon the rights of the existing security holders as a result of the increase in the authorized common stock is a potential dilution of the shareholders' stock value, when and if such additional authorized shares are issued, depending on the effect such newly issued shares has on the net asset value per share of stockholders' equity. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August 5, 2015.

By Order of the Board                                                                                                                                              July 16, 2015

/s/ Zhou Gui Bin
Zhou Gui Bin
President, Chief Executive Officer